Exhibit 99.1

News Release

For Immediate Release

Sallie Mae Announces Tender Offer for Its 3.125% Senior Notes Due 2026

NEWARK, Del., May 6, 2026 — Sallie Mae® (Nasdaq: SLM), formally SLM Corporation (“SLM” or the “Company”) announced today the commencement of a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 3.125% senior notes (the “Notes”) upon the terms and conditions described in the Company’s Offer to Purchase, dated May 6, 2026 (the “Offer to Purchase”).

Certain information regarding the Notes and the U.S. Treasury Reference Security, the Bloomberg reference page and the fixed spread is set forth in the table below.

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)
3.125% Senior Notes due 2026(1)	78442P GE0 / US78442PGE07	$500,000,000	4.125% U.S. Treasury due October 31, 2026	FIT 3	+25

(1)	The Notes will mature on Nov. 2, 2026.

The “Purchase Price” for each $1,000 principal amount of the Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT 3 series of pages, at 2 p.m. New York City time, on May 12, 2026, the date on which the Tender Offer is currently scheduled to expire. The Purchase Price will be based on a yield to Nov. 2, 2026, the maturity date of the Notes, and assuming the Notes mature on such date, as described in the Offer to Purchase.

In addition to the Purchase Price, holders whose Notes are purchased pursuant to the Tender Offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the initial date on which the Company makes payment for such Notes, which date is currently expected to be May 15, 2026, assuming that the Tender Offer is not extended or earlier terminated.

The Tender Offer is being made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, by calling (888) 626-0988 or, for banks and brokers, (212) 269-5550. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: www.dfking.com/slm; or by requesting via email at slm@dfking.com.

The Tender Offer will expire at 5 p.m., New York City time, on May 12, 2026, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time before the Expiration Time. Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their Notes.

Settlement for all Notes tendered prior to the Expiration Time or pursuant to a Notice of Guaranteed Delivery is expected to be May 15, 2026, assuming that the Tender Offer is not extended or earlier terminated.

There can be no assurance that any Notes will be purchased. The Tender Offer is being made in connection with a contemporaneous offering of senior debt securities by the Company on terms and conditions (including, but not limited to, the amount of proceeds raised in such offering) satisfactory to the Company (the “New Notes Offering”). The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The Tender Offer may be amended, extended, terminated or withdrawn. Proceeds from the New Notes Offering will be used to repurchase Notes pursuant to the Tender Offer. The Tender Offer is conditioned upon, among other things, the completion of the New Notes Offering, and no assurance can be given that the New Notes Offering will be completed.

The Company expects to repay any Notes not tendered and accepted for purchase pursuant to the Tender Offer at their maturity. Subject to the completion of the New Notes Offering and the consummation of the Tender Offer, the Company expects to deposit with Deutsche Bank National Trust Company, as trustee funds sufficient to repay at their maturity the Notes not tendered and accepted for purchase pursuant to the Tender Offer, and thereby satisfy and discharge the indenture governing the Notes, as it applies to the Notes, shortly after the Settlement Date. The Company has retained J.P. Morgan Securities LLC to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to J.P. Morgan Securities LLC, Liability Management Desk, U.S. toll free at (866) 834-4666 or collect at (212) 834-7489.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer and does not constitute a notice of redemption for the Notes.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast,” “medium term,” “long term,” and other similar words. Such statements include, but are not limited to, statements about SLM’s (together with its subsidiaries, “Sallie Mae”) plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on Sallie Mae’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, among others, those set forth in Item 1A. “Risk Factors” and elsewhere in the SLM’s most recently filed Annual Report on Form 10-K, and other risks and uncertainties discussed from time to time in the SLM’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which Sallie Mae is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Sallie Mae does not assume any obligation to publicly update, revise, or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements that occur after the date such statements were made. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements herein.

Contacts:

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